Exhibit 1.1

FINAL

ROCKWELL MEDICAL, INC.

(a Michigan corporation)

6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  November 19, 2014

ROCKWELL MEDICAL, INC.

(a Michigan corporation)

6,500,000 Shares of Common Stock

UNDERWRITING AGREEMENT

November 19, 2014

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

as Representative(s) of the several Underwriters

c/o         Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated

One Bryant Park
New York, New York  10036

Ladies and Gentlemen:

Rockwell Medical, Inc., a Michigan corporation (the “Company”) confirms its agreements with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative(s) (in such capacity, the “Representative(s)”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, no par value, of the Company (“Common Stock”) set forth in Schedules A and B hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 975,000 additional shares of Common Stock.  The aforesaid 6,500,000 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 975,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representative(s) deem(s) advisable after this Agreement has been executed and delivered.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-181003), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “1933 Act”) and the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the 1933 Act (the “Rule 430B Information”) or otherwise pursuant to the 1933 Act Regulations at such time, is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b)

Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement”.  The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.”  Each preliminary prospectus supplement, if any, to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “preliminary prospectus.”  Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B (“Rule 430B”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  Such final prospectus supplement (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the 1933 Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any preliminary prospectus, or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such prospectus.

For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus,  any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:00 P.M., New York City time, on November 19, 2014 or such other time as agreed by the Company and Merrill Lynch.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus that is distributed to investors prior to the Applicable Time, and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof, including the final prospectus supplement dated the date hereof.  For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.

All references in this Agreement to financial statements and schedules and other information which is “described”, “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, such preliminary prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses.  The Company meets the requirements for use of Form S-3 under the 1933 Act without reliance on General Instruction I.B.6 of Form S-3.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.   Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, none of (A) the General Disclosure Package and (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included or includes an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions”, and the information under the heading “Underwriting—Electronic Distribution”, in each case contained in the Prospectus (collectively, the “Underwriter Information”).

There are no statutes or regulations that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus by the 1933 Act or by the 1933 Act Regulations that have not been so described.

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(iv)                              Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)                                 Independent Accountants.  The accountants who certified the consolidated financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board.

(vi)                              Financial Statements; Non-GAAP Financial Measures.  The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiary at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiary for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except in the case of unaudited, interim financial statements, subject to normal year-end adjustments and exclusion of certain footnotes.  The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein in all material respects.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)                           No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiary considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or its Subsidiary, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiary considered as one enterprise,  and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii)                        Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Michigan and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix)                              Good Standing of Subsidiary.  The only subsidiary of the Company is Rockwell Transportation, Inc.  (the “Subsidiary”).  The Subsidiary has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.    Other than the capital stock of the Subsidiary, and other than with respect to its cash equivalents and investments held for sale (as defined in the “Notes to Consolidated Financial Statements” included in the Company’s financial statements included in the most recent quarterly report on Form 10-Q filed by the Company with the Commission), the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of the Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.  None of the outstanding shares of capital stock of the Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of the Subsidiary.  No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding.

(x)                                 Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.  None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.  Except as described or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, as of September 30, 2014, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(xi)                              Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.  All corporate actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect. The approval of the Company’s stockholders is not required under the rules and regulations of the Nasdaq Global Market for the Company to issue and deliver to the Underwriters the Securities.

(xii)                           Authorization and Description of Securities.  The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.  The Common Stock conforms in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xiii)                        Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xiv)                       Absence of Violations, Defaults and Conflicts.  Neither the Company nor its Subsidiary is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or its Subsidiary is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or its Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or its Subsidiary or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or its Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or its Subsidiary or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except in the case of clause (ii) for such violations as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or its Subsidiary.

(xv)                          Absence of Labor Dispute.  No labor dispute with the employees of the Company or its Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xvi)                       Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or its Subsidiary, which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or its Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xvii)                    Accuracy of Exhibits.  There are no contracts or documents to which the Company or its Subsidiary is subject to or which the Company or its Subsidiary is bound which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xviii)                 Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Stock Market LLC, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).  Except as described in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor, to the Company’s knowledge, the Company’s officers, directors or any of its affiliates (within the meaning of FINRA Conduct Rule 5121(f)(1)), directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(gg) of the By-laws of FINRA) of, any member firm of FINRA. To enable the Underwriter to rely on Rule 5110(b)(7)(C)(i) of FINRA, the Company represents that it satisfies the eligibility requirements in existence immediately prior to October 21, 1992 for the use of a registration statement on Form S-3 for the offering of the Securities, the requirements for which are as follows: (i) as of a date within 60 days of the date of this Agreement, the Company had a non-affiliate, public common equity float of at least $150 million or a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) as of the date of this Agreement, has been subject to the 1934 Act reporting requirements for a period of at least 36 months.

(xix)                       NASDAQ Listing.  The Common Stock of the Company is registered pursuant to Section 12(b) of the 1934 Act and is listed on the NASDAQ Global Market under the ticker symbol “RMTI.” The Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ Global Market nor has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ Global Market. The Company believes that it is, and it will in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements.  A registration statement relating to the Common Stock on Form 8-A or other applicable form under the 1934 Act has become effective.

(xx)                          Possession of Licenses and Permits.  The Company and its Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, including without limitation the United States Food and Drug Administration (“FDA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals, animal or human clinical studies or biohazardous substances, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The Company and its Subsidiary are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect.  All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect.  Neither the Company nor its Subsidiary has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxi)                       FDA Regulations.  The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act, as amended, all applicable rules and regulations of the FDA and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not reasonably be expected to have a Material Adverse Effect. The clinical studies conducted by or, to the Company’s knowledge, on behalf of the Company that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with the protocols submitted to the FDA and all applicable laws and regulations; preclinical studies conducted by or, to the Company’s knowledge, on behalf of the Company or its Subsidiary that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or, to the Company’s knowledge, on behalf of the Company contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; and the Company is not aware of any other trials or studies, the results of which reasonably call into question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any written notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any preclinical or clinical studies, or such written notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension, or clinical hold would reasonably be expected to have a Material Adverse Effect.  None of the Company, its Subsidiary, or their respective business operations, except as would not reasonably be expected to result in a Material Adverse Effect, is in violation of the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable applicable state privacy and security laws. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product candidate, operation or activity is in material violation of any permit or Food, Drug and Cosmetic Act provision and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material permits and has no knowledge that any such governmental authority is considering such action.  Neither the Company, any subsidiary nor, to the Company’s knowledge, any of their respective directors, officers, employees or agents has been convicted of any crime that would give rise to an exclusion by the Office of Inspector General or has been the subject of an FDA debarment proceeding.  Neither the Company, nor any subsidiary to the Company’s knowledge, has submitted any filing or submission to the FDA or any other federal, state or foreign regulatory body, that is intended to be the basis for any approval, which contains any material misstatement or omission.

(xxii)                    Medicare and Medicaid Programs.  To the extent required in connection with their respective businesses, each of the Company and its Subsidiary has the requisite provider number or other authorization to bill the Medicare program and the respective Medicaid program in the state or states in which such entity operates unless failure to maintain such provider number or other authorization could not be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor its Subsidiary is subject to any pending or, to the Company’s knowledge, threatened or contemplated action which could reasonably be expected to result either in a revocation of any provider number or authorization or in the Company’s or the Subsidiary’s exclusion from the Medicare or any state Medicaid programs.  The Company’s and its Subsidiary’s business practices have been structured in a manner reasonably designed to comply with the federal or state laws governing Medicare and state Medicaid programs, including, without limitation, Sections 1320a-7a and 1320a-7b of Title 42 of the United States Code, and the Company reasonably believes that it is in compliance with such laws.  The Company and its Subsidiary have taken reasonable actions designed to ensure that they do not: (i) violate the False Claims Act, 31 U.S.C. §§ 3729-3733 or (ii) allow any “person with an ownership or control interest” (as defined in 42 U.S.C. § 1320a-3(a)(3)) in the Company or its Subsidiary or have any officer, director or managing employee (as defined in 42 U.S.C. § 1320a-5(b)) of the Company or its Subsidiary who would be a person excluded from participation in any federal health care program (as defined in 42 U.S.C. § 1320a-7b(f)) as described in 42 U.S.C. § 1320a-7(b)(8); and the Company and its Subsidiary have structured their respective business practices in a manner reasonably designed to comply with the applicable federal and state laws regarding physician ownership of (or financial relationship with), and referral to, entities providing healthcare-related goods or services, and with laws requiring disclosure of financial interests held by physicians in entities to which they may refer patients for the provisions of healthcare-related goods or services, and the Company reasonably believes that it and its Subsidiary are in compliance with such laws, or (iii) knowingly and willfully engage in any activities under 42 U.S.C. § 1320a-7b, which are, as applicable, prohibited, cause for civil penalties, or mandatory or permissive exclusion from Medicare, Medicaid, or any other state or federal healthcare program.

(xxiii)                 Title to Property.  The Company and its Subsidiary do not own any real property.  The Company and the Subsidiary have title to all personal property owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or its Subsidiary; and all of the leases and subleases material to the business of the Company and its Subsidiary, considered as one enterprise, and under which the Company or its Subsidiary holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor such Subsidiary is aware of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or the Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiv)                Possession of Intellectual Property.  The Company and its Subsidiary owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor its Subsidiary has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which is reasonably likely to render any Intellectual Property invalid or inadequate to protect the interest of the Company or its Subsidiary therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and the Company is not bound by any agreement that affects the Company’s exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.  To the Company’s knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or actions undertaken by the employee while employed with the Company.

(xxv)                   Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor its Subsidiary is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiary have all permits, authorizations and approvals required for their operations under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or its Subsidiary and (D) to the knowledge of the Company, there are no events or circumstances existing as of the date hereof that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or its Subsidiary relating to Hazardous Materials or any Environmental Laws.

(xxvi)                Occupational Safety Laws.  The Company (i) is in compliance, in all material respects, with all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material Permits required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such Permit. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws that would reasonably be expected to have a Material Adverse Effect.

(xxvii)             Accounting Controls and Disclosure Controls.  The Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.  The Company maintains an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.  Except as previously disclosed in the Company’s periodic reports filed with the Commission, neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company or the Company aware, of (i) during the past 36 months, any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, required to be disclosed by the Company in reports filed with the Commission that were not so disclosed; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

(xxviii)          Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or, to the knowledge of the Company, on the part of any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.   No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or officers or, to the knowledge of the Company, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and which is not so described.

(xxix)                Payment of Taxes.  All United States federal income tax returns of the Company and its Subsidiary required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided.  No assessment in connection with United States federal income tax returns has been made against the Company that has not been paid or settled.  The Company and its Subsidiary have filed all other tax returns that are required to have been filed by them through the date hereof or have timely requested extensions thereof pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or all taxes due and payable pursuant to any assessment received by the Company and its Subsidiary, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company and except where the failure to pay such taxes would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxx)                   ERISA.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption, including, without limitation, pursuant to Section 408 of ERISA and the regulatory guidance thereunder; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no

“accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(xxxi)                Insurance.  The Company and its Subsidiary carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and sufficient to cover the value and risks of their respective properties and assets, and all such insurance is in full force and effect.  The Company has no reason to believe that it or its Subsidiary will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.  Neither of the Company nor its Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii)             Investment Company Act.  The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii)          Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause any affiliate to take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.  The Company has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the 1933 Act which have not been so disclosed in the Registration Statement.

(xxxiv)         Rated Debt.  The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act).

(xxxv)            Foreign Corrupt Practices Act.  None of the Company, its Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or its Subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in violation of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. To the knowledge of the Company, no person associated or affiliated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company has, directly or indirectly, while acting on behalf of the Company (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic government officials or employees or to domestic political parties or campaigns from corporate funds.

(xxxvi)         Money Laundering Laws.  The operations of the Company and its Subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or its Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii)      OFAC.  None of the Company, its Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or  other person acting on behalf of the Company or its Subsidiary is an individual or entity (“Person”) currently the subject or target of any  sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of  Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxviii)                                       Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxix)         Statistical and Market-Related Data.  Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xl)                              Company Stock Plans.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and the Subsidiary (the “Company Stock Plans”) that are currently outstanding and not exercised, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, the 1934 Act and the rules of the Nasdaq Stock Market LLC and (iv) each such grant was properly accounted for in accordance with GAAP  in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission in accordance with the 1934 Act and all other applicable laws.  The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or its Subsidiary or their results of operations or prospects.

(xli)                           Product License Agreements.  The statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is incorporated by reference into the Prospectus, under the caption in such Form 10-K, “Item 1.  Description of Business—Product License Agreements”,  insofar as they purport to describe the documents referred to therein, are accurate, complete and fair in all material respects.

(xlii)                        Anti-Takeover.  The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including, without limitation, the Company’s issuance of the Securities and the Underwriters’ ownership of the Securities.

(b)                                 Officer’s Certificates.  Any certificate signed by any officer of the Company or its Subsidiary delivered to the Representative(s) or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional 975,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representative(s) to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the

Representative(s), but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  Any such notice shall be given at least two business days prior to the Date of Delivery; provided that if such notice is given prior to the Closing Time, the Date of Delivery shall be the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Goodwin Procter LLP, 620 Eighth Avenue, New York, NY 10018, or at such other place as shall be agreed upon by the Representative(s) and the Company, at 9:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative(s) and the Company (such time and date of payment and delivery being herein called “Closing Time”).  Delivery of the Initial Securities at the Closing Time shall be made through the facilities of The Depositary Trust Company unless the Representative shall otherwise instruct.

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative(s) and the Company, on each Date of Delivery as specified in the notice from Merrill Lynch to the Company.  Delivery of the Option Securities on each Date of Delivery shall be made through the facilities of The Depositary Trust Company unless the Representative shall otherwise instruct.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representative(s) for the respective accounts of the Underwriters of certificates or electronic book entries, as applicable, for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.                            Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representative(s) as soon as practicable, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will make all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative(s) notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative(s) with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative(s) or counsel for the Underwriters shall reasonably object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  The Company has given the Representative(s) notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative(s) notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative(s) with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative(s) or counsel for the Underwriters shall reasonably object.

(c)                                  Delivery of Registration Statements.  The Company has furnished or will deliver to the Representative(s) and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative(s), without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits), in each case, as the Underwriters may reasonably request.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)                                 Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)                                  Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)                                   Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)                                  Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h)                                 Listing.  The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Global Market.

(i)                                     Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of options outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any shares of Common Stock or restricted stock issued or restricted stock units or options to purchase Common Stock granted pursuant to existing benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares issued under or the grant of any award pursuant to a benefit plan of the Company referred to in the

Prospectus, or (E) the sale or issuance of or entry into an agreement to sell or issue shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock the issuance of securities to one or more counterparties in connection with the consummation by the Company of (x) a transaction or series of transactions with a dialysis or pharmaceutical industry participant intended to further the marketing, distribution and/or manufacturing goals of the Company or a counterparty (a “strategic partnership”), (y) a joint venture or collaboration, or (z) an acquisition or license of any business product or technology, provided that (xx) each recipient of shares of Common Stock or securities convertible into or exercisable for Common Stock pursuant to this Clause (E) shall have, concurrently with the entry of a definitive agreement in connection with such strategic partnership, joint venture, acquisition or license, agreed in writing not to sell, offer, dispose of or otherwise transfer any such securities during the remainder, if any, of such 90-day period (in substantially the form of Exhibit A hereto) without the prior written consent of Merrill Lynch, and (yy) the aggregate number of shares of Common Stock, and securities convertible into or exercisable or exchangeable for Common Stock, issued for all transactions pursuant to Clause (E) shall not exceed five percent (5%) of the total issued and outstanding shares of Common Stock.  Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will issue an earnings release or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day restricted period, the restrictions imposed in this clause (i) shall continue to apply until the expiration of the 18-day period beginning on the date of the issuance of the earnings release or the occurrence of the material news or material event, unless Merrill Lynch waives, in writing, such extension.

(j)                                    Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k)                                 Issuer Free Writing Prospectuses.  The Company agrees that, unless it obtains the prior written consent of the Representative(s), it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative(s) will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative(s).  The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative(s) as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative(s) and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.                            Payment of Expenses.

(a)                                 Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or electronic book entries for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants; provided, however, that the Underwriters shall pay or cause to be paid all commercial travel and lodging expenses of the Underwriters, (viii) if applicable, the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b)                                 Termination of Agreement.  If this Agreement is terminated by the Representative(s) in accordance with the provisions of Section 5(m), Section 9(a)(i) or (iii), Section 10 (only with respect to the non-defaulting Underwriter), or Section 11 hereof, the Company shall reimburse the Underwriters for all of their reasonable and documented out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters.  For the avoidance of doubt, it is understood that the Company shall not pay or reimburse any costs, fees or expenses incurred by an Underwriter that defaults on its obligations to purchase the Securities.

SECTION 5.                            Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or its Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement; Rule 430B Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430B.

(b)                                 Opinion of Counsel for Company.  At the Closing Time, the Representative(s) shall have received the favorable opinion and negative assurance letter, dated the Closing Time, of Dykema Gossett PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(c)                                  Opinion of Intellectual Property Counsel for the Company.  At the Closing Time, the Representative(s) shall have received the favorable opinion, dated the Closing Time, of Marshall Gerstein, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters.

(d)                                 Opinion of Counsel for Underwriters.  At the Closing Time, the Representative(s) shall have received the favorable opinion, dated the Closing Time, of Goodwin Procter LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to matters as the Representative(s) may require.  In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representative(s).  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its Subsidiary and certificates of public officials.

(e)                                  Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any Material Adverse Effect, and the Representative(s) shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(f)                                   Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representative(s) shall have received from Plante & Moran, PLLC, a letter, dated such date, in form and substance satisfactory to the Representative(s), together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)                                  Bring-down Comfort Letter.  At the Closing Time, the Representative(s) shall have received from Plante & Moran, PLLC, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h)                                 Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(i)                                     Lock-up Agreements.  At the date of this Agreement, the Representative(s) shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule D hereto.

(j)                                    Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and its Subsidiary hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representative(s) shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Opinion and Negative Assurance Letter of Counsel for Company.  If requested by the Representative(s), the favorable opinion and negative assurance letter of Dykema Gossett PLLC, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii)                               Opinion of Intellectual Property Counsel for the Company.  If requested by the Representative(s), the favorable opinion of Marshall Gerstein, intellectual property counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)                              Opinion of Counsel for Underwriters.  If requested by the Representative(s), the favorable opinion of Goodwin Procter LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(v)                                 Bring-down Comfort Letter.  If requested by the Representative(s), a letter from Plante & Moran, PLLC, in form and substance satisfactory to the Representative(s) and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representative(s) pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(k)                                 Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

(l)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative(s) by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 12, 14, 15, 16 17, 18, and 20 shall survive any such termination and remain in full force and effect.

SECTION 6.                            Indemnification.

(a)                                 Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)                                 Indemnification of Company, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  If any proceeding shall be brought or asserted against an indemnified party and it shall have notified the indemnifying party thereof, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel which the indemnifying party is otherwise required to pay under this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                            Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8.                            Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or its Subsidiary submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9.                            Termination of Agreement.

(a)                                 Termination.  The Representative(s) may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representative(s), since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative(s), impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 12, 14, 15, 16, 17, 18, and 20 shall survive such termination and remain in full force and effect.

SECTION 10.                     Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative(s) shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative(s) shall not have completed such arrangements within such 24-hour period, then:

(i)                                     if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)                                  if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representative(s) or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                     Default by the Company.  If the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to cause to be delivered the number of Securities that it is obligated to sell hereunder upon receipt of payment from the Underwriters, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7, 8, 12, 14, 15, 16, 17, 18, and 20 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 12.                     Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to Merrill Lynch at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); and notices to the Company shall be directed to it at 30142 Wixom Road, Wixom, MI, 48393, attention of Chief Executive Officer.

SECTION 13.                     No Advisory or Fiduciary Relationship.  The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its Subsidiary, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or its Subsidiary on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. Except as contemplated by this Agreement and as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein other than pursuant to this Agreement.

SECTION 14.                     Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.                     Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16.                     GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17.                     Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 18.                     TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20.                     Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ROCKWELL MEDICAL, INC.

		By	/s/ Robert L. Chioini
Title: Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Chris Seiter
Authorized Signatory

For itself as Representative(s) of the other Underwriters named in Schedule A hereto.

SCHEDULE A

The public offering price per share for the Securities shall be $9.00.

The purchase price per share for the Securities to be paid by the several Underwriters shall be $8.46, being an amount equal to the public offering price set forth above less $0.54 per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

Merrill Lynch, Pierce, Fenner & Smith Incorporated	4,420,000
Stifel, Nicolaus & Company, Incorporated	845,000
Summer Street Research Partners	455,000
Craig-Hallum Capital Group LLC	455,000
Chardan Capital Markets, LLC	195,000
LifeSci Capital, LLC	130,000

Total	6,500,000

Sch A-1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold
ROCKWELL MEDICAL, INC.	6,500,000	975,000
Total	6,500,000	975,000

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.                                      The Company is selling 6,500,000 shares of Common Stock.

2.                                      The Company has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional 975,000 shares of Common Stock.

3.                                      The public offering price per share for the Securities shall be $9.00.

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

None

Sch C - 2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

Robert L. Chioini

Thomas E. Klema

Ronald D. Boyd

Kenneth L. Holt

Patrick J. Bagley

Ajay Gupta

Raymond D. Pratt

Sch D

Exhibit A

November       , 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

As Representative(s) of the several
Underwriters to be named in the
Underwriting Agreement referred to below

One Bryant Park
New York, New York 10036

Re:                             Proposed Public Offering by Rockwell Medical, Inc.

Dear Sirs:

The undersigned, an officer, director and/or stockholder of Rockwell Medical, Inc., a Michigan corporation (the “Company”), understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) propose(s) to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company providing for the public offering (the “Public Offering”) of shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as an officer, director and/or stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date of the Underwriting Agreement and ending on the date that is 90 days from the date of the Underwriting Agreement (subject to extensions as discussed below), the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of Merrill Lynch as set forth below, provided that (1) Merrill Lynch receives a signed lock-up agreement for the balance of the lockup period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, until after the end of the lock-up period, and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers until after the end of the lock-up period:

(i)                                     as a bona fide gift or gifts;

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)                               as a distribution to limited partners or stockholders of the undersigned;

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; or

(v)                                 as a pledge securing margin loan indebtedness pursuant to that certain [Margin Loan Agreement], dated as of [          ], by and between [          ] and the undersigned.

Furthermore, without the prior written consent of Merrill Lynch, the undersigned may (i) transfer or sell Lock-Up Securities for the sole purpose of satisfying (a) any tax withholding obligations incurred upon either the vesting of any restricted stock grants of Common Stock in favor of the undersigned that vest or vested between January 1, 2014 and December 31, 2014 or the exercise by the undersigned of stock options that expire or expired between January 1, 2014 and December 31, 2014, in each case, through the surrender to the Company of shares of Common Stock or through sales of Lock-Up Securities in the market, provided that any shares of Common Stock received by the undersigned upon such vesting or exercise shall be subject to restrictions provided for in this agreement, or (b) payment of any exercise price upon the exercise by the undersigned of currently outstanding stock options that expire or expired between January 1, 2014 and December 31, 2014 through the surrender to the Company of shares of Common Stock or through sales of Lock-Up Securities in the market, provided that any shares of Common Stock received by the undersigned upon such exercise shall be subject to restrictions provided for in this agreement, (ii) transfer Lock-Up Securities to an ex-spouse pursuant to a domestic relations order or sell Lock-Up Securities in the market to satisfy obligations to an ex-spouse pursuant to such order, provided that any shares so transferred to an ex-spouse shall be subject to restrictions provided for in this agreement, and (iii) sell shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (A) in the case of clauses (i) and (ii) either (x) such transfer, surrender or sale is not required to be reported in any public report or filing and the undersigned does not otherwise voluntarily effect any such public filing or report, or (y) if any such public report or filing is required, it shall contain disclosure explaining the nature and purpose of the transfer, surrender or sale and (B), in the case of (iii), such sales are not required to be reported in any public report or filing.

Notwithstanding the exceptions provided in clause (v) of the second paragraph and clauses (i) and (ii) of the third paragraph, the aggregate number of Common Stock that can be transferred or sold collectively pursuant to clause (v) of the second paragraph and in market sales pursuant to clauses (i) and (ii) of the third paragraph shall not exceed [              ](1) shares.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option to acquire shares of Common Stock for Common Stock (for cash or in a cashless exercise), provided that the undersigned does not sell, dispose, or otherwise transfer the Common Stock acquired on such exercise or exchange during the lock-up period unless otherwise permitted pursuant to the terms of this agreement.  In addition, no provision herein shall be deemed to restrict or

(1)  This should be individualized based on the following: Rob Chioini (250,000 shares of Common Stock), Tom Klema (100,000 shares of Common Stock), Ajay Gupta (75,000 shares of Common Stock), Ray Pratt (75,000 shares of Common Stock) and Ron Boyd (12,500 shares of Common Stock).

prohibit the entry into or modification of a so called “10b5-1” plan at any time, provided that (i) a copy of such plan or modification is provided to Merrill Lynch upon entering into the same, (ii) no sales, dispositions or other transfers may be made under such plan during the lock-up period, and (iii) no public announcement or filing regarding the establishment or modification of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company.

Notwithstanding the foregoing, if:

(1)                                 during the last 17 days of the 90-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)                                 prior to the expiration of the 90-day lock-up period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the 90-day lock-up period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Merrill Lynch waives, in writing, such extension.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 90-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 90-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that, if the Underwriting Agreement is not executed by November 30, 2014, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this agreement.  This agreement shall lapse and become null and void (i) upon written notice from the Company to the Underwriter that the Company does not intend to proceed with the Public Offering or (ii) the Public Offering does not commence on or before November 30, 2014.

Very truly yours,

Signature:

Print Name: